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              Consent of Independent Certified Public Accountants


First Investors Global Fund, Inc.
95 Wall Street
New York, New York 10005

         We consent to the use in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (File No. 2-71911) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Global Fund, Inc., which are included in said Registration Statement.



                                               /s/ Tait Weller & Baker

                                               TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998